KPMG LLP
New Jersey Headquarters 51 John F. Kennedy Parkway Short Hills, NJ 07078-2702

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of the Absolute Shares Trust:

We consent to the use in the Registration Statement on Form N-1A of our report dated August 29, 2019, relating to the financial statements of WBI BullBear Global Income ETF, WBI Power Factor™ High Dividend ETF, WBI BullBear Trend Switch US 3000 Total Return ETF, each a portfolio of the Absolute Shares Trust, incorporated by reference herein in this Registration Statement, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
Short Hills, New Jersey October 23, 2019

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.